Exhibit 99.1

INmune Bio Inc. to Announce Top Line Results from MINDFuL Phase 2 Trial in Early Alzheimer’s on Monday, June 30th

Company to host a conference call to discuss results at 8:00am EDT on June 30, 2025

Boca Raton, Florida, June 26, 2025 (GLOBE NEWSWIRE) --  INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage inflammation and immunology company, will host a conference call on Monday, June 30 beginning at 8:00am EDT to present top line data from the Phase 2 MINDFuL trial in early Alzheimer’s Disease.

MINDFuL Results Call Information:

To participate in this event, dial approximately at least 10 minutes before the beginning of the call or use the webcast link below. Please ask for the INmune Bio MINDFuL Conference Call when reaching the operator.

Date: June 30, 2025

Time: 8:00 AM Eastern Time

Participant Dial-in: +1-800-267-6316 Participant Dial-in (international): +1-203-518-9783

Conference ID: INMUNE

**NOTE: THIS CONFERENCE ID WILL BE REQUIRED FOR ENTRY

To join by webcast link please click here or copy and past the link below into your browser:

https://viavid.webcasts.com/starthere.jsp?ei=1725659&tp_key=5cf89734df

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through July 30, 2025 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering pin no. 11159260.

About MINDFuL (NCT05318976)

The MINDFuL trial is an international, blinded, randomized Phase 2 trial in patients with Early AD with biomarkers of elevated neuroinflammation. Early AD includes patients with MCI (mild cognitive impairment) and mild AD. Patients must have at least one of four biomarkers of inflammation – elevated CRP, HgbA1c, ESR or ApoE4 allele.  Patients receive either XPro™ or placebo (2:1 ratio) for 6 months. The cognitive endpoints are EMACC and CDR. XPro™ is given as a once-a-week subcutaneous injection.  For more information on the MINDFuL clinical trial please visit www.clinicaltrials.gov or www.inmunebio.com

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: the Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune® developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer and is currently in trials in metastatic castration-resistance prostate cancer. The third program, CORDStrom™, is a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa. INmune Bio’s product platforms utilize a precision medicine approach for diseases driven by chronic inflammation and cancer. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. CORDstrom™, XPro1595 (XPro™), and INKmune®™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Company Contact:

David Moss

Chief Financial Officer

(561) 710-0512

info@inmunebio.com

Daniel Carlson

Head of Investor Relations

(415) 509-4590

dcarlson@inmunebio.com